UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 18, 2023

MVB Financial Corp.
(Exact name of registrant as specified in its charter)

West Virginia	001-38314	20-0034461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Virginia Avenue, Fairmont, WV	26554-2777
(Address of principal executive offices)	(Zip Code)

(304) 363-4800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	MVBF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously announced, on August 12, 2022, MVB Financial Corp., a West Virginia corporation (“MVB”), and Integrated Financial Holdings, Inc., a North Carolina corporation (“IFHI”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and conditions therein, IFHI will merge with and into MVB (the “Merger”), with MVB continuing as the surviving corporation in the Merger. Following the Merger, West Town Bank & Trust (“West Town Bank”), a state bank chartered under the laws of Illinois and wholly owned subsidiary of IFHI, will merge with and into MVB Bank, Inc., a West Virginia state chartered bank and wholly owned subsidiary of MVB, with MVB Bank as the surviving bank. The Merger Agreement was unanimously approved by the board of directors of MVB and IFHI. The Merger is described in the joint proxy statement/prospectus that was filed by MVB with the Securities and Exchange Commission (the “SEC”) on November 1, 2022 and amended on December 8, 2022 (the “joint proxy statement/prospectus”). On or about December 15, 2022, MVB mailed the joint proxy statement/prospectus to MVB’s shareholders in connection with the special meeting of its shareholders scheduled to be held on January 25, 2023, at which its shareholders will consider and vote upon, among other things, a proposal to approve the Merger Agreement and the transactions contemplated thereby, including the Merger and the issuance of shares of MVB common stock as merger consideration. Similarly, on or about December 15, 2022, IFHI mailed the joint proxy statement/prospectus to IFHI’s shareholders in connection with the special meeting of its shareholders scheduled to be held on January 24, 2023, at which its shareholders will consider and vote upon, among other things, a proposal to approve the Merger Agreement and the transactions contemplated thereby, including the Merger. This Current Report on Form 8-K provides certain additional information regarding the Merger.

On November 21, 2022, a law firm representing a purported IFHI shareholder sent a demand letter (the “IFHI Demand Letter”) to Wyrick Robbins Yates & Ponton LLP and Squire Patton Boggs LLP (“SPB”), legal counsel for IFHI and MVB, respectively. The IFHI Demand Letter alleges that the joint proxy statement/prospectus omitted material information with respect to the Merger and seeks corrective disclosures in an amendment or supplement to the joint proxy statement/prospectus.

On December 29, 2022, a law firm representing a purported MVB shareholder sent a demand letter (the “MVB Demand Letter”) to SPB alleging disclosure deficiencies in the joint proxy statement/prospectus and seeking corrective disclosures in an amendment or supplement to the joint proxy statement/prospectus.

The parties to the Merger continue to believe that the demands for supplemental corrective disclosure are entirely without merit and that no further disclosure is required by applicable rule, statute, regulation or law beyond that already contained in the joint proxy statement/prospectus. However, to avoid the risk that the IFHI Demand Letter, the MVB Demand Letter and the demands therein may delay or otherwise adversely affect the consummation of the Merger and to minimize the expense of defending any potential lawsuit that may arise as a result of the IFHI Demand Letter or the MVB Demand Letter, the parties to the Merger have determined that they will voluntarily make certain supplemental disclosures in the joint proxy statement/prospectus related to the proposed Merger set forth below (the “Supplemental Disclosures”). Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the Supplemental Disclosures set forth herein.

The information contained herein and in the Supplemental Disclosures supplement and should be read in conjunction with the joint proxy statement/prospectus, which should be read in its entirety, along with periodic reports and other information MVB has filed with the SEC. To the extent that the information set forth herein differs from or updates information contained in the joint proxy statement/prospectus, the information set forth herein shall supersede or supplement the information in the joint proxy statement/prospectus. All page references below are to pages in the joint proxy statement/prospectus, and terms used below, unless otherwise defined herein, have the meanings given to such terms in the joint proxy statement/prospectus.

SUPPLEMENTAL DISCLOSURES TO THE JOINT PROXY STATEMENT/PROSPECTUS

1. The disclosure under the heading “The Merger–Opinion of MVB’s Financial Advisor–Relevant Public Companies Analysis – IFH” is hereby amended by deleting the table of financial metrics on page 93 of the joint proxy statement/prospectus and replacing it with the following:

		Total	TCE /	Loans /	NPAs /	LTM GAAP	LTM Core	LTM GAAP	Market	Price /			Dividend
		Assets	TA	Deposits	Assets(1)	ROAA	ROAA(2)	ROATCE	Cap.	TBV	LTM EPS	MRQ EPS	Yield
Company	Ticker	($M)	(%)	(%)	(%)	(%)	(%)	(%)	($M)	(x)	(x)	(x)	(%)
Quaint Oak Bancorp Inc.	QNTO	$752	4.8	93.9	0.23	1.72	1.37	24.9	50	1.39	6.6	7.4	2.1
Ledyard Financial Group Inc.	LFGP	$734	6.4	62.2	0.36	1.09	1.07	12.6	68	1.44	8.2	8.0	4.1
United Bancorp Inc.	UBCP	$718	9.9	75.8	0.59	1.83	1.15	16.0	87	1.57	9.4	12.4	4.1
InsCorp Inc.	IBTN	$717	11.0	105.4	0.33	1.45	1.17	13.9	58	0.00	6.6	4.2	1.5
Century Next Financial Corp.	CTUY	$620	10.5	94.7	0.28	1.06	1.06	9.5	53	0.96	8.9	8.9	1.0
Muncy Bank Financial	MYBF	$607	7.7	83.6	0.14	1.11	1.13	12.6	69	1.48	10.2	10.3	3.5
University Bancorp Inc.	UNIB	$559	11.5	95.4	3.26	2.91	4.38	23.3	86	1.16	3.6	15.2	10.3
U & I Financial Corp.	UNIF	$523	12.8	99.7	0.06	2.15	2.15	14.2	61	0.90	6.5	5.7	0.0
SVB & T Corp.	SVBT	$519	10.8	96.2	1.35	1.23	1.39	10.4	53	0.96	7.7	7.4	1.3
First Resource Bancorp	FRSB	$477	7.8	100.7	0.05	1.05	1.10	13.9	36	0.96	7.3	6.5	0.0
OptimumBank Holdings Inc.	OPHC	$465	9.8	102.8	0.00	1.78	1.99	16.4	25	0.74	2.5	5.5	0.0
First Bancshares Inc.	FBSI	$460	9.4	93.7	0.13	1.15	1.18	12.4	43	0.99	8.7	7.7	1.7
High Country Bancorp Inc.	HCBC	$456	8.5	72.3	0.33	1.05	1.03	11.6	41	1.07	9.3	12.5	5.1
Northeast Indiana Bancorp	NIDB	$413	10.1	81.6	0.54	1.65	1.65	15.1	53	1.27	7.7	8.1	2.7
FinWise Bancorp	FINW	$366	35.7	91.3	0.16	9.02	9.02	0.0	137	1.05	3.6	6.1	0.0
Infinity Bank	INFT	$315	8.5	54.6	1.63	1.19	1.26	12.7	29	1.08	8.2	15.7	0.0
The Farmers Bank Appomattox	FBPA	$313	9.2	77.9	0.47	1.06	1.06	9.4	32	1.10	9.6	10.3	4.5
Logansport Financial Corp.	LOGN	$242	8.8	65.6	0.15	1.29	1.29	12.1	26	1.21	8.1	7.8	3.8

75th Percentile		$616	10.7	96.0	0.14	1.76	1.58	15.1	66	1.27	8.9	10.3	4.0
Median		$498	9.6	92.5	0.31	1.26	1.22	12.7	53	1.08	7.9	7.9	1.9
25th Percentile		$424	8.5	76.3	0.53	1.10	1.11	12.1	37	0.96	6.6	6.7	0.3

Integrated Financial Holdings, Inc.	IFHI	$435	17.6	79.8	1.07	2.07	1.41	12.9	60	0.82	6.5	10.6	—

Source: S&P Global Market Intelligence, FactSet.
Note: Dollars in millions. LTM=Last Twelve Months reported. MRQ=Most Recent Quarter reported. Market data as of August 10th, 2022. “--" indicates data not applicable or data not available.
(1) NPAs / Assets excludes restructured loans from nonperforming assets.
(2) As defined by S&P Global Market Intelligence.

2. The disclosure under the heading “The Merger–Opinion of MVB’s Financial Advisor–Relevant Nationwide Bank & Thrift Transactions Analysis – IFH” is hereby amended by deleting the table of transaction metrics on page 94 of the joint proxy statement/prospectus and replacing it with the following:

				Target	Target	Target	Target	Price /	Price /	Core
			Deal	Total	TCE /	NPA /	NPA /	Tangible	LTM	Deposit
		Announce	Value	Assets	TA	Assets	Assets	Book Value	Earnings	Premium
Acquirer	Target	Date	($M)	($M)	(%)	(%)	(%)	(x)	(x)	(%)
Bank First Corporation	Hometown Bancorp Ltd.	7/26/2022	124	645	11.1	0.2	1.4	2.11	14.3	12.1
Somerset Savings Bank SLA	Regal Bancorp Inc.	7/25/2022	58	544	10.2	0.0	0.6	1.28	20.2	—
HomeTrust Bancshares Inc.	Quantum Capital Corp.	7/25/2022	68	660	10.2	0.0	3.2	1.58	4.2	4.5
Middlefield Banc Corp.	Liberty Bancshares (Ada OH)	5/26/2022	64	437	12.4	0.2	1.0	1.19	13.5	—
Cambridge Bancorp	Northmark Bank	5/23/2022	63	442	12.1	0.0	0.8	1.18	17.9	3.2
The First Bancshares	Beach Bancorp Inc.	4/26/2022	117	620	13.1	1.8	0.4	1.54	—	9.6
Bank First Corporation	Denmark Bancshares Inc.	1/19/2022	118	688	9.9	0.4	1.0	1.75	18.3	8.9
Civista Bancshares Inc.	Comunibanc Corp.	1/10/2022	50	329	9.9	1.1	0.6	1.53	27.6	7.9
Alerus Financial Corp.	MPB BHC INC.	12/8/2021	89	411	10.0	0.0	1.8	1.97	13.5	14.6
InBankshares Corp	Legacy Bank	11/30/2021	56	497	12.9	2.0	1.8	1.33	8.8	3.9
Bus. First Bancshares Inc.	Texas Citizens Bancorp Inc.	10/21/2021	54	538	10.6	4.1	0.9	1.57	16.6	4.8
Eagle Bancorp Montana Inc.	First Community Bancorp Inc.	10/1/2021	41	377	10.9	0.3	1.6	1.40	7.2	4.1
BayCom Corp	Pacific Enterprise Bancorp	9/7/2021	53	647	9.4	0.0	0.9	0.88	10.2	(3.0)
SouthPoint Bancshares Inc.	Merchants Financial Svcs Inc	8/25/2021	45	389	9.3	1.0	1.0	1.50	13.0	4.9
Seacoast Banking Corp. of FL	Sabal Palm Bancorp Inc.	8/23/2021	55	412	8.0	0.0	1.7	1.84	9.0	7.0
First Mid Bancshares	Delta Bancshares Co.	7/29/2021	107	697	10.8	0.1	0.3	1.42	—	7.0
Finward Bancorp	Royal Financial Inc.	7/29/2021	53	534	8.6	0.4	1.0	1.13	10.1	2.3
First Western Financial Inc.	Teton Financial Services Inc.	7/22/2021	48	421	9.8	0.0	0.7	1.27	17.6	3.0
Farmers National Banc Corp.	Cortland Bancorp	6/23/2021	124	792	10.2	1.0	1.2	1.51	12.6	6.8
United Community Banks Inc.	Aquesta Financial Holdings	5/27/2021	131	752	6.2	0.8	1.0	2.17	18.1	11.8
Equity Bancshares Inc.	American State Bancshares Inc.	5/17/2021	77	777	10.4	0.6	0.6	1.13	21.6	1.5
Southern California Bancorp	Bank of Santa Clarita	4/27/2021	56	421	10.0	0.4	1.0	1.25	15.6	5.2
Colony Bankcorp Inc.	SouthCrest Financial Group Inc	4/22/2021	84	707	7.1	0.5	1.1	1.46	11.9	4.8
SmartFinancial Inc.	Sevier County Bancshares Inc.	4/14/2021	38	424	7.0	0.8	0.6	1.28	17.1	2.8
Seacoast Banking Corp. of FL	Legacy Bank of Florida	3/23/2021	107	533	10.7	0.3	1.2	1.87	18.1	16.2
Fidelity D & D Bancorp Inc.	Landmark Bancorp Inc.	2/26/2021	44	354	10.2	0.4	0.4	1.21	32.4	3.0
BancorpSouth Bank	FNS Bancshares Inc.	1/13/2021	108	786	9.1	0.8	0.8	1.54	19.4	6.5

	75th Percentile		$107	$674	10.7	0.1	1.18	1.58	18.1	7.9
	Median		$63	$534	10.2	0.4	0.98	1.46	15.6	4.9
	25th Percentile		$53	$421	9.3	0.8	0.67	1.26	11.9	3.2

MVB Financial Corp.	Integrated Financial Holdings, Inc.		$97	$435	17.6	1.1	2.07	1.27	10.1	9.4

Source: S&P Global Market Intelligence, Company documents.
Note: Dollars in millions. LTM = Last Twelve Months reported. Transaction data as of deal announcement date. Screen as of August 10th, 2022.

3. The disclosure under the heading “The Merger–Opinion of MVB’s Financial Advisor–Relevant Regional Bank & Thrift Transactions Analysis – IFH” is hereby amended by deleting the table of transaction metrics on page 95 of the joint proxy statement/prospectus and replacing it with the following:

				Target	Target	Target	Target	Price /	Price /	Core
			Deal	Total	TCE /	NPA /	LTM	Tangible	LTM	Deposit
		Announce	Value	Assets	TA	Assets	ROAA	Book Value	Earnings	Premium
Acquirer	Target	Date	($M)	($M)	(%)	(%)	(%)	(x)	(x)	(%)
HomeTrust Bancshares Inc.	Quantum Capital Corp.	7/25/2022	68	660	10.2	0.0	3.15	1.58	4.2	4.5
DFCU Financial	First Citrus Bancorp. Inc.	5/12/2022	105	689	7.1	0.0	1.01	2.11	15.3	9.3
The First Bancshares	Beach Bancorp Inc.	4/26/2022	117	620	13.1	1.8	0.40	1.54	NM	9.6
Southern Bancorp Inc.	FCB Financial Services Inc	1/31/2022	28	227	12.3	0.1	1.06	0.98	17.1	(0.3)
BankFirst Capital Corp.	Citizens Bank of Fayette	10/14/2021	26	222	20.6	0.6	0.90	1.46	15.5	—
SouthPoint Bancshares Inc.	Merchants Financial Svcs Inc	8/25/2021	45	389	9.3	1.0	0.99	1.50	13	4.9
Seacoast Banking Corp. of FL	Sabal Palm Bancorp Inc.	8/23/2021	55	412	8.0	0.0	1.72	1.84	9.0	7.0
Lake Michigan CU	Pilot Bancshares Inc.	6/16/2021	100	656	8.1	0.3	1.36	1.87	12.3	9.8
United Community Banks Inc.	Aquesta Financial Holdings	5/27/2021	131	752	6.2	0.8	1.01	2.17	18.1	11.8
Colony Bankcorp Inc.	SouthCrest Financial Group Inc	4/22/2021	84	707	7.1	0.5	1.08	1.46	11.9	4.8
SmartFinancial Inc.	Sevier County Bancshares Inc.	4/14/2021	38	424	7.0	0.8	0.59	1.28	17.1	2.8
Seacoast Banking Corp. of FL	Legacy Bank of Florida	3/23/2021	107	533	10.7	0.3	1.15	1.87	18.1	16.2
First National Corp.	Bank of Fincastle	2/18/2021	32	256	11.8	1.4	0.68	1.04	19.3	0.7
Investar Holding Corp.	Cheaha Financial Group Inc.	1/25/2021	41	235	13.3	0.3	1.47	1.44	13.6	10.3
BancorpSouth Bank	FNS Bancshares Inc.	1/13/2021	108	786	9.1	0.8	0.77	1.54	19.4	6.5

	75th Percentile		$106	$675	12.1	0.2	1.26	1.85	17.8	9.8
	Median		$68	$533	9.3	0.5	1.01	1.54	15.4	6.7
	25th Percentile		$40	$323	7.6	0.8	0.84	1.45	12.5	4.6

MVB Financial Corp.	Integrated Financial Holdings, Inc.		$97	$434	17.6	1.1	2.07	1.27	10.1	9.4

Source: S&P Global Market Intelligence, Company documents.

Note: Dollars in millions. LTM = Last Twelve Months reported. Transaction data as of deal announcement date. Screen as of August 10th, 2022

4. The disclosure under the heading of “The Merger–Opinion of MVB’s Financial Advisor–Relative Contribution Analysis – MVB” is hereby amended by deleting the contribution analysis table on page 96 of the joint proxy statement/prospectus and replacing it with the following:

($ in millions)				Contribution %

	MVB	IFH	Combined	MVB	IFH
Ownership:
Pro Forma Ownership at 1.210x Exchange Ratio				82%	18%

Balance Sheet:
Total Assets (excl. PPP Loans)	$2,943	$435	$3,378	87%	13%
Net Loans (excl. PPP Loans)	2,163	319	2,482	87%	13%
Total Deposits	2,615	334	2,949	89%	11%
Tangible Common Equity	246	73	320	77%	23%
Litigation Adjusted Tangible Common Equity(1)	246	66	312	79%	21%

Profitability:
Earnings Reported for the Year Ended 2021	$39	$12	$51	76%	24%
Est. Net Earnings for the Year Ended 2022(2)	19	8	27	70%	30%
Est. Net Earnings for the Year Ended 2023	38	6	44	86%	14%

Market Data:
Market Capitalization	$422	$60	$482	88%	12%

Source: S&P Global Market Intelligence, FactSet, Company documents.
Note: Dollars in millions. Analysis excludes all purchase accounting and transaction related adjustments. Market data as of August 10th, 2022.

(1) Counterparty adjusted for ($7.4) million of net after-tax expenses related to the estimated litigation settlement.
(2) Counterparty 2022 estimated earnings exclude ($7.4) million of net after-tax expenses related to the estimated litigation settlement.

5. The disclosure under the heading “The Merger–Opinion of MVB’s Financial Advisor–Discounted Cash Flow Analysis – IFH” on page 96 of the joint proxy statement/prospectus is hereby amended by deleting this section in its entirety and replacing it with the following:

Stephens performed a standalone discounted cash flow analysis using projections developed by the executive management team of MVB, and then calculated a range of implied equity values for IFH based upon the discounted net present value of the projected after-tax free cash flows for the projected period. Stephens determined the amount of cash flow assuming (i) unaudited prospective financial information provided to Stephens by MVB, (ii) a terminal earnings multiple of 9.0x, and (iii) dividend payments for earnings and excess capital above a tangible common equity to tangible asset ratio of 9.0% from 2023 to 2027, both excluding and including net after-tax cash merger adjustments. See the section below entitled “Certain Unaudited Prospective Financial Information” for additional information regarding unaudited prospective financial information.

In selecting a terminal earnings multiple, Stephens considered a range of 8.0x to 10.0x NTM EPS derived from the Price / Next Twelve Months (NTM) EPS multiple of companies included in MVB’s peer group identified in MVB’s 2022 proxy statement.

The following table summarizes the terminal value of IFH that Stephens calculated by applying the selected terminal earnings multiple to IFH’s 2028 projected adjusted net income, excluding net after-tax cash merger adjustments:

($ in thousands)
IFH's 2028 Adjusted Net Income	$9,627
Terminal Earnings Multiple	9.0x
IFH Terminal Value	$86,647

The following table summarizes the terminal value of IFH that Stephens calculated by applying the selected terminal earnings multiple to IFH’s 2028 projected adjusted net income, including net after-tax cash merger adjustments as estimated by the executive management team of MVB:

($ in thousands)
IFH's 2028 Adjusted Net Income	$20,115
Terminal Earnings Multiple	9.0x
IFH Terminal Value	$181,032
The following table summarizes the forecasted free cash flows for IFH calculated by Stephens, excluding net after-tax cash merger adjustments:

		12 Months Ended
($in thousands)	12/31/2022	12/31/2023	12/31/2024	12/31/2025	12/31/2026	12/31/2027	12/31/2028
IFH Net Income to Common		$6,109	$7,176	$7,893	$8,682	$9,551	$10,506
After-tax Interest on Distributed Cash Flows(1)		(573)	(620)	(678)	(739)	(806)	(878)
Adjusted Net Income		$5,535	$6,556	$7,215	$7,943	$8,745	$9,627

Capital Outflows / (Contributions) for Earnings and Excess Capital Above a Tangible Common Equity to Tangible Asset Ratio of 9.0%	$30,996	$2,503	$3,131	$3,328	$3,606	$3,913
Terminal Value						$86,647
Free Cash Flows	$30,996	$2,503	$3,131	$3,328	$3,606	$90,560
Source: S&P Global Market Intelligence, Company documents.
Note: Selected terminal multiple implied by MVB’s Comparable Public Company median Price / Next Twelve Months (NTM) EPS multiple.

(1) 2.50% pre-tax cost of cash assumed on dividends deployed from excess capital.

The following table summarizes the forecasted free cash flows for IFH calculated by Stephens, including net after-tax cash merger adjustments as estimated by the executive management team of MVB:

		12 Months Ended
($in thousands)	12/31/2022	12/31/2023	12/31/2024	12/31/2025	12/31/2026	12/31/2027	12/31/2028
IFH Net Income to Common		$6,109	$7,176	$7,893	$8,682	$9,551	$10,506
After tax cash synergies(1)		6,311	9,204	9,771	10,272	10,788	11,182
After-tax Interest on Distributed Cash Flows(2)		(425)	(591)	(820)	(1,059)	(1,310)	(1,573)
Adjusted Net Income		$11,994	$15,789	$16,845	$17,895	$19,029	$20,115

Capital Outflows / (Contributions) for Earnings and Excess Capital Above a Tangible Common Equity to Tangible Asset Ratio of 9.0%	$22,982	$8,962	$12,364	$12,957	$13,558	$14,197
Terminal Value						$181,032
Free Cash Flows	$22,982	$8,962	$12,364	$12,957	$13,558	$195,229
Source: S&P Global Market Intelligence, Company documents.
Note: Selected terminal multiple implied by MVB’s Comparable Public Company median Price / Next Twelve Months (NTM) EPS multiple.

(1)Includes after-tax cash merger adjustments as estimated by MVB management.
(2) 2.50% pre-tax cost of cash assumed on dividends deployed from excess capital.

Based on this analysis, considering discount rates ranging from 10.0% to 12.0%, Stephens derived a range for the implied equity value of IFH from $38.38 per share to $45.81 per share, excluding merger adjustments, and $70.27 per share to $86.28 per share including merger adjustments.

The discounted cash flow analysis is a widely used valuation methodology, but the results of this methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values, capital levels, and discount rates. The analysis did not purport to be indicative of the actual values or expected values of IFH. The actual results may vary from the projected results, any of these assumptions might not be realized in future operations and the variations may be material.

6. The disclosure under the heading “The Merger–Opinion of IFH’s Financial Advisor–Material Financial Analyses” and the subheading “Discounted Cash Flow Analysis.” is hereby amended by deleting the first full paragraph of this subsection on page 103 of the joint proxy statement/prospectus and replacing it with the following:

Raymond James performed a discounted cash flow analysis of IFH and MVB to estimate an illustrative range for the implied equity value of IFH and MVB, each on a standalone basis. In this analysis, Raymond James used the Projections for IFH and MVB on a standalone basis, each of which was provided by IFH management and approved for the use of Raymond James. The range of values was derived by adding (i) the present value of the estimated excess cash flows that each company could generate over the period from June 30, 2022 through December 31, 2026 and (ii) the present value of each company’s implied terminal value at the end of such period. Raymond James assumed that IFH and MVB, each on a standalone basis, would maintain a tangible common equity to tangible assets ratio of 8.00% and would retain sufficient earnings to maintain that level. Raymond James applied multiples, ranging from 12.0x to 14.0x, to calendar year 2027 earnings in order to derive a range of terminal values for IFH and MVB in 2026. Raymond James arrived at this range by using the median of the historical 5-year price to next twelve month EPS multiple for the NASDAQ Bank Index of approximately 13.0x and added 1.0x to get the high of that range and subtracted 1.0x to get the low of that range.

7. The disclosure under the heading “The Merger–Opinion of IFH’s Financial Advisor–Material Financial Analyses” and the subheading “Discounted Cash Flow Analysis.” is hereby supplemented by deleting the first three sentences of the second full paragraph of this subsection on page 103 of the joint proxy statement/prospectus and replacing it with the following:

For IFH, Raymond James used discount rates ranging from 14.0% to 16.0%. Raymond James arrived at its discount rate range by using the 2021 Duff & Phelps Valuation Handbook to estimate IFH’s discount rate at approximately 15.0% and then added 1.0% to get the high of that range and subtracted 1.0% to get the low of that range of estimated discount rates. For MVB, Raymond James used discount rates ranging from 11.5% to 13.5%. Raymond James arrived at its discount rate range by using the 2021 Duff & Phelps Valuation Handbook to estimate MVB’s discount rate at approximately 12.5% and then added 1.0% to get the high of that range and subtracted 1.0% to get the low of that range of estimated discount rates.

8. The disclosure under the heading “The Merger–Opinion of IFH’s Financial Advisor–Material Financial Analyses” and the subheading “Selected Companies Analysis.” is hereby amended by deleting the table of companies following the first paragraph of this subsection, which table is on page 104 of the joint proxy statement/prospectus, and replacing it with the following:

Selected Company Analysis for MVB Financial			Selected Company Analysis for Integrated
		Price / LTM			Price / LTM
	Price/ TBV per	Earnings per		Price/ TBV per	Earnings per
	share	share		share	share
Southern BancShares (NC)	114%	17.0x	Village Bank & Tr Finl Corp.	127%	8.2x
Carter Bankshares	115%	11.0x	PB Financial Corporation	157%	8.3x
Summit Financial Group Inc.	149%	8.1x	Bank of Botetourt	94%	8.2x
Burke & Herbert Bank & Trust	131%	10.2x	Community First Bancorporation	102%	10.8x
HomeTrust Bancshares Inc.	105%	10.9x	Bank of South Carolina Corp.	227%	15.5x
First Community Bankshares Inc	184%	12.3x	Oak Ridge Financial Services	101%	6.9x
Primis Financial Corp.	117%	16.0x	Farmers Bankshares Inc.	198%	10.9x
American National Bankshares	156%	9.7x	Touchstone Bankshares	84%	9.0x
Blue Ridge Bankshares Inc.	122%	7.2x	Citizens Bancorp of Virginia	118%	10.6x
C&F Financial Corp.	106%	6.9x	KS Bankcorp Inc.	167%	8.5x
John Marshall Bancorp Inc.	185%	12.8x	Surrey Bancorp	108%	11.6x
FVCBankcorp Inc.	141%	11.7x	Lumbee Guaranty Bank	101%	8.2x
MainStreet Bcshs	114%	9.6x	M&F Bancorp Inc.	121%	7.6x
Virginia National Bkshs Corp.	148%	9.0x	blueharbor bank	115%	8.5x
National Bankshares Inc.	153%	10.0x	Lifestore Financial Group	112%	9.8x
Peoples Bancorp of NC Inc.	132%	11.5x	Oak View Bankshares	100%	10.0x
			The Farmers Bank Appomattox	110%	9.6x
			Pioneer Bankshares Inc.	83%	8.4x

9. The disclosure under the heading “The Merger–Opinion of IFH’s Financial Advisor–Material Financial Analyses” and the subheading “Selected Transaction Analysis.” is hereby amended by deleting the list of transactions following the first paragraph of this subsection on page 105 of the joint proxy statement/prospectus and replacing it with the following:

Selected National Transactions
			Price / Capital	Price / LTM
		Price/ TBV per	Adj. TBV per	Earnings per	Premium to
Buyer	Target	share	share	share	Core Deposits
Bank First Corporation	Hometown Bancorp Ltd.	211%	229%	14.3x	12.1%
HomeTrust Bancshares Inc.	Quantum Capital Corp.	153%	146%	4.7x	5.1%
Somerset Savings Bank SLA	Regal Bancorp Inc.	125%	130%	20.2x	3.4%
CrossFirst Bankshares Inc.	Farmers & Stockmens Bank	165%	166%	26.5x	6.0%
Middlefield Banc Corp.	Liberty Bancshares (Ada OH)	119%	131%	13.5x	2.8%
Cambridge Bancorp	Northmark Bank	118%	128%	17.9x	3.2%
DFCU Financial	First Citrus Bancorp. Inc.	211%	199%	15.3x	9.3%
Arizona FCU	Horizon Community Bank	210%	211%	15.4x	11.1%
BAWAG Group AG	Peak Bancorp	151%	149%	10.9x	4.7%
Bank First Corporation	Denmark Bancshares Inc.	172%	193%	18.2x	10.8%
Civista Bancshares Inc.	Comunibanc Corp.	153%	168%	27.6x	7.9%

Selected National Transactions
			Price / Capital	Price / LTM
		Price/ TBV per	Adj. TBV per	Earnings per	Premium to
Buyer	Target	share	share	share	Core Deposits
HomeTrust Bancshares Inc.	Quantum Capital Corp.	153%	146%	4.7x	5.1%
DFCU Financial	First Citrus Bancorp. Inc.	211%	199%	15.3x	9.3%
Seacoast Banking Corp. of FL	Sabal Palm Bancorp Inc.	184%	175%	9.0x	7.0%
Lake Michigan CU	Pilot Bancshares Inc.	187%	189%	12.3x	9.8%
United Community Banks Inc.	Aquesta Financial Holdings	217%	217%	18.1x	11.8%
Colony Bankcorp Inc.	SouthCrest Financial Group Inc	146%	147%	11.9x	4.8%
SmartFinancial Inc.	Sevier County Bancshares Inc.	128%	124%	17.1x	2.8%
Seacoast Banking Corp. of FL	Legacy Bank of Florida	187%	219%	18.1x	16.2%
BancorpSouth Bank	FNS Bancshares Inc.	154%	162%	19.4x	6.5%

10. The disclosure under the heading “The Merger–Opinion of IFH’s Financial Advisor–Material Financial Analyses” and the subheading “Additional Considerations.” is hereby amended by deleting the fourth paragraph under such subheading, which appears on page 107 of the joint proxy statement/prospectus and replacing it with the following:

During the two years preceding the date of Raymond James’ written opinion, Raymond James (i) provided investment banking advisory services to MVB in connection with a minority investment in Warp Speed Holdings LLC, for which Raymond James received a retainer fee of $100,000 and additional fees when the investment closed of $900,000, (ii) provided investment banking services to MVB in connection with two private debt offerings and a modified “Dutch auction” tender offer for which Raymond James received fees totaling approximately $1 million, (iii) Raymond James Bank arranged a holding company loan to MVB that is unrelated to the merger for which it received a fee of $100,000 at closing and will receive interest over the term of the loan, and (iv) engaged in certain fixed income trading activity with MVB Bank, a subsidiary of MVB, and provided services related to MVB’s wealth management business for which it has received fees totaling approximately $1.3 million. Furthermore, Raymond James may provide investment banking, financial advisory and other financial services to IFH, MVB or their subsidiaries or affiliates in the future, for which Raymond James may receive compensation.

11. The disclosure under the heading “The Merger–Opinion of IFH’s Financial Advisor–Material Financial Analyses” and the subheading “Additional Considerations.” is hereby amended by deleting the fifth paragraph under such subheading, which paragraph is on page 107 of the joint proxy statement/prospectus, and replacing it with the following:

For services rendered in connection with the delivery of its opinion, IFH paid Raymond James a customary investment banking fee of $350,000 upon delivery of its opinion. IFH will also pay Raymond James a fee for advisory services in connection with the merger, a substantial portion of which is contingent upon the closing of the merger. The $350,000 fee paid upon delivery of the Raymond James opinion will be deducted from and credited against any advisory fee payable upon completion of the transaction. The amount of the advisory fee, prior to crediting the $350,000 fee paid upon delivery of the Raymond James opinion, is equal to the greater of approximately $1.3 million or a percentage of the final transaction value as calculated immediately prior to closing based on the following schedule: one and three-eighths percent (1.375%) of transaction value equal to or less than $105,000,000 (“Tier 1 Fee”); for transactions with transaction value between $105,000,000 and $134,999,999, the amount of the fee is equal to the sum of the Tier 1 Fee plus two and one-quarter percent (2.25%) of the incremental transaction value in excess of $105,000,000 and less than or equal to $134,999,999; for transactions with transaction value greater than $134,999,999, the amount of the fee is equal to the sum of the Tier 1 Fee plus two and one-half percent (2.50%) of incremental transaction value in excess of $105,000,000. IFH also agreed to reimburse Raymond James for its expenses incurred in connection with its services, including the fees and expenses of its counsel, and has agreed to indemnify Raymond James against certain liabilities that could arise out of its engagement.

12. The disclosure under the heading “The Merger—Certain Unaudited Prospective Financial Information—Prospective Financial Information Regarding IFH – Stephens” on page 109 of the joint proxy statement/prospectus is hereby amended by deleting this section in its entirety and replacing it with the following:

The following prospective financial information regarding IFH was used by Stephens in performing its financial analysis with respect to IFH on a stand-alone basis: (i) estimated net income available to common shareholders of IFH of ($4.1) million for the period from July 1, 2022 to December 31, 2022, which included a ($7.4) million net after-tax expense related to an estimated litigation settlement, $6.1 million for the year ending December 31, 2023 and $7.2 million for the year ending December 31, 2024 and (ii) an annual net income growth rate of 10.0% thereafter.

The following table summarizes the forecasted cash flows for IFH, including net after-tax cash merger adjustments as estimated by the executive management team of MVB:

		12 Months Ended
($in thousands)	12/31/2022	12/31/2023	12/31/2024	12/31/2025	12/31/2026	12/31/2027	12/31/2028
IFH Net Income to Common		$6,109	$7,176	$7,893	$8,682	$9,551	$10,506
After tax cash synergies(1)		6,311	9,204	9,771	10,272	10,788	11,182

(1) Includes after-tax cash merger adjustments as estimated by MVB management.

The foregoing prospective financial information regarding IFH was based on information provided to Stephens by MVB and was approved by MVB for use by Stephens in connection with developing its fairness opinion.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to MVB’s and IFHI’s beliefs, goals, intentions, and expectations regarding the proposed transaction and other statements that are not historical facts.

Forward‐looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “should,” “will,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. These forward-looking statements include, without limitation, those relating to the terms, timing, closing and impact of the proposed transaction.
Additionally, forward‐looking statements speak only as of the date they are made; MVB and IFHI do not assume any duty, and do not undertake, to update such forward‐looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Furthermore, because forward‐looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those indicated in such forward-looking statements as a result of a variety of factors, many of which are beyond the control of MVB and IFHI. Such statements are based upon the current beliefs and expectations of the management of MVB and IFHI and are subject to significant risks and uncertainties outside of the control of the parties. Caution should be exercised against placing undue reliance on forward-looking statements. The factors that could cause actual results to differ materially include the following: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between MVB and IFHI; the outcome of any legal proceedings that may be instituted against MVB or IFHI; the possibility that the proposed transaction will not close when expected or at all because required regulatory, shareholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated (and the risk that required regulatory approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction); the ability of MVB and IFHI to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; the risk that any announcements relating to the proposed Merger could have adverse effects on the market price of the common stock of MVB; the possibility that the anticipated benefits of the proposed Merger will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where MVB and IFHI do business; certain restrictions during the pendency of the proposed Merger that may impact the parties’ ability to pursue certain business opportunities or strategic transactions; the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the Merger within the expected timeframes or at all and to successfully integrate IFHI’s operations and those of MVB; such integration may be more difficult, time consuming or costly than expected; revenues following the proposed Merger may be lower than expected; IFHI’s and MVB’s success in executing their respective business plans and strategies and managing the risks involved in the foregoing; the dilution caused by MVB’s issuance of additional shares of its capital stock in connection with the proposed Merger; effects of the announcement, pendency or completion of the proposed Merger on the ability of IFHI and MVB to retain customers and retain and hire key personnel and maintain relationships with their suppliers, and on their operating results and businesses generally; risks related to the potential impact of general economic, political and market factors on the companies or the proposed transaction and other factors that may affect future results of IFHI and MVB; uncertainty as to the extent of the duration, scope, and impacts of the COVID-19 pandemic and the effects of inflation on IFHI, MVB and the proposed Merger; the impact of changing interest rates on IFHI and MVB; and the other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of MVB’s Annual Report on Form 10‐K for the year ended December 31, 2021, in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of MVB’s Quarterly Report on Form 10‐Q for the quarter ended September 30, 2022, and in other reports MVB files with the U.S. Securities and Exchange Commission (the “SEC”).

Additional Information and Where to Find It

In connection with the proposed Merger, MVB filed with the SEC a Registration Statement on Form S-4 (File No. 333-268098) on November 1, 2022, which was amended on December 8, 2022, and declared effective by the SEC on December 12, 2022 (as amended, the “S-4 Registration Statement”). The S-4 Registration Statement includes the joint proxy statement/prospectus, which has been mailed to MVB’s and IFHI’s shareholders.

The information contained herein does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. INVESTORS AND SECURITY HOLDERS OF IFHI AND MVB AND THEIR RESPECTIVE AFFILIATES ARE URGED TO READ THE S-4 REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE S-4 REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT IFHI, MVB AND THE PROPOSED MERGER. Investors and security holders are able to obtain a free copy of the S-4 Registration Statement, including the joint proxy statement/prospectus, as well as other relevant documents filed by MVB with the SEC containing information about IFHI and MVB, without charge, at the SEC’s website (http://www.sec.gov). In addition, copies of documents filed with the SEC by MVB will be made available free of charge in the “Investor Relations” section of MVB’s website, https://www.mvbbanking.com, under the heading “SEC Filings;” and investors may obtain free copies of the joint proxy statement/prospectus by contacting Integrated Financial Holdings, Inc., Attn: Steven E. Crouse, 8450 Falls of Neuse Road, Suite 202, Raleigh, NC 27615, telephone: (919) 861-8018.

Participants in Solicitation

IFHI, MVB, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed Merger under the rules of the SEC. Information regarding MVB’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on April 7, 2022, and certain other documents filed by MVB with the SEC. Other information regarding the participants in the solicitation of proxies in respect of the proposed Merger and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC. Free copies of these documents may be obtained as described in the preceding paragraph.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MVB Financial Corp.
By:	/s/ Donald T. Robinson
Donald T. Robinson President and Chief Financial Officer

Date: January 18, 2023